UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AVAYA INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        On June 11, 2007, Avaya Inc. (the "Company") filed with the Securities and Exchange Commission Schedule 14A containing certain Questions and Answers ("Q&A") to address frequently asked questions on Avaya's 401(k), Employee Stock Options, Restricted Stock Unit (RSUs) Awards, and the Employee Stock Purchase Plan (ESPP). Section 4 of the Q&A, which relates to the ESPP, is hereby amended and replaced in its entirety with the foregoing:

"SECTION 4:    Employee Stock Purchase Plan (ESPP):

Q27 (a):    What is the status of the Avaya ESPP?

A27 (a):    Participation in this plan has been suspended, effective following the purchase of Avaya stock under the ESPP on August 31, 2007.

Q27:    What will happen to my ESPP shares?

A27:    The suspension of the Avaya ESPP means that no new shares can be purchased under the plan; however your existing account will remain intact. Shares purchased through the Avaya ESPP are shares of common stock, and any shares you own on the Closing Date (defined above) will receive the $17.50 per share payment. There will be no transaction fee associated with this event, though normal tax rules will apply.

Q28:    Can I sell my ESPP shares before the merger becomes effective?

A28:    Yes. Subject to Avaya's Stock Trading Policy, you may sell ESPP shares as usual. Your sale would transact at the then-current price of a share of Avaya common stock on the NYSE and, if sold through Computershare, would be subject to the standard transaction fees of a normal ESPP sale.

Q29:    Will ESPP Purchases continue to be made?

A29:    The final purchase of Avaya stock under the ESPP will occur on August 31, 2007. With the suspension of the program, after that date no new purchases will be made under the ESPP.

Q30:    Can I still enroll in the ESPP?

A30:    No. The Avaya Employee Stock Purchase Plan has been suspended.

Q31:    Are there tax implications if my shares are sold from my account?

A31:    Yes. Normal tax rules apply to the sale of shares from in your ESPP account. You should consult your personal tax advisor or tax professional to determine the tax consequences to you.

Q32:    What happens if I leave Avaya before the Closing Date?

A32:    If you leave Avaya before the merger is completed and have not instructed Computershare to close your account, any shares of Avaya common stock in your ESPP account at the time of the Closing Date (defined above) automatically will be cashed out at $17.50 per share."